SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

PACKETPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-19705	13-3469932
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

587 Connecticut Ave., Norwalk, CT    06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 831-2214

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8:  Other Events

Packetport.com, Inc (Ticker "PKPT"), held a special meeting of shareholders on February 19, 2008 . At the meeting the proposal for the merger with Wyndstorm Corporation (formerly a privately held company) was approved as set forth in a Definitive Proxy dated January 21, 2008.

Under the terms of the merger, Wyndstorm Corporation, a Delaware corporation, merged into a wholly-owned subsidiary of Packetport.com, Inc. Following a reverse split of the common stock of Packetport ..com, Inc., the shareholders of Wyndstorm received newly-issued restricted shares in Packetport.com, Inc. Details of the transaction are more fully described in the Definitive Proxy.

Packetport.com, Inc will continue to trade on the NASDAQ over the counter bulletin board as a public company under the new ticker symbol PKCM.OB.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PACKETPORT.COM, INC.

By:	/s/ RONALD A. DURANDO
Ronald A. Durando
President and Chief Executive Officer

Date: February 21, 2008